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                                                                 EXHIBIT 10.6.1


                       AMENDMENT OF EMPLOYMENT AGREEMENT


                  This Amendment is entered into as of February 18, 2004, by and between United Surgical Partners International, Inc., a Delaware corporation ("USPI"), and Donald E. Steen ("Employee"), with reference to the following facts:

                                    RECITALS

                  A. The parties hereto entered into that certain Employment Agreement, dated as of November 15, 2002 (the "Agreement"), pursuant to which Employee is the Chairman of the Board and Chief Executive Officer of USPI. The capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings given to them in the Agreement.

                  B. After consultation with the Board of Directors of USPI, Employee and USPI have mutually agreed that Employee will step down as Chief Executive Officer, while remaining as Chairman of the Board, effective concurrently with the election of William H. Wilcox as Chief Executive Officer of USPI. Accordingly, the parties have agreed to make certain changes to the Agreement.

                  THEREFORE, the parties agree hereto as follows:

                                   AGREEMENT

                  1. Amendment of Agreement. The Agreement is amended as follows:

                           (a)      Employee resigns as Chief Executive Officer
of USPI and USPI accepts his resignation, effective concurrently with the election of William H. Wilcox as Chief Executive Officer of USPI. Accordingly, Employee shall be a part-time employee of USPI whose duties as Chairman of the Board are estimated to require approximately 50% of Employee's business time.

                           (b)      Effective on April 1, 2004, Employee's
"Base Salary" shall be reduced to 50% of the Base Salary currently in effect. Accordingly, Employee's base salary shall be reduced to $262,500 per year as of April 1, 2004.

                           (c)      Employee shall continue to be entitled to
participate in USPI's performance bonus program for senior executives as provided in Section 3(b) of the Agreement, but shall not be entitled to the bonuses referenced in Section 3(a)(i)(B) or (ii)(B) of the Agreement.

                  2. Ratification. Except as expressly amended herein, the terms and provisions of the Agreement are hereby ratified and confirmed and shall remain in full force and effect, including without limitation the office services and other benefits described in Section 4 of the Agreement.


AMENDMENT OF EMPLOYMENT
AGREEMENT (2).DOC
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                  IN WITNESS WHEREOF, the undersigned have executed this
Amendment of Employment Agreement as of the date first above written.


                                UNITED SURGICAL PARTNERS INTERNATIONAL, INC.


                                By /s/ Paul B. Queally
                                  ---------------------------------------------
                                  Paul B. Queally
                                  Chairman, Options and Compensation Committee

                                /s/ Donald E. Steen
                                -----------------------------------------------
                                Donald E. Steen


AMENDMENT OF EMPLOYMENT
AGREEMENT (2).DOC